UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
November 30, 2005

Brown Shoe Company, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

New York --------------------------- (State or Other Jurisdiction of Incorporation)	001-2191 ------------------- (Commission File Number)	43-0197190 --------------------------- (IRS Employer Identification No.)

8300 Maryland Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63105 ------------------ (Zip Code)

(314) 854-4000
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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2005, the Board of Directors of Brown Shoe Company, Inc. (the “Company”) amended and restated the Company’s Executive Retirement Plan (the “Plan”), effective as of January 1, 2005, to incorporate the more restrictive requirements on deferred compensation imposed by new Internal Revenue Code §409A. A copy of the Plan, as amended and restated, is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On November 30, 2005, the Board of Directors of the Company elected Carla Hendra as a director to fill the vacancy created by the bylaw amendment described in Item 5.03 of this Current Report on Form 8-K, with a term to expire at the Company’s annual meeting of stockholders in 2006, or until her successor has been duly elected and qualified.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2005, the Board of Directors of the Company adopted an amendment to Article II, Section 1 of the Company’s Bylaws to increase the number of directors from nine to ten. The Bylaws, as amended and effective November 30, 2005, are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

3.1	Bylaws, effective as of November 30, 2005

10.01	Brown Shoe Company, Inc. Executive Retirement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.
(Registrant)

Date: December 1, 2005	By: /s/ Michael I. Oberlander
Name: Michael I. Oberlander
Title: Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Bylaws, effective as of November 30, 2005

10.01	Brown Shoe Company, Inc. Executive Retirement Plan